SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 4, 2014 (March 4, 2014)

VIRTUALSCOPICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52018	04-3007151
(Commission File Number)	(IRS Employer Identification No.)

500 Linden Oaks, Rochester, New York	14625
(Address of Principal Executive Offices)	(Zip Code)

(585) 249-6231

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 Other Events

VirtualScopics, Inc., a Delaware corporation (the “Company”), has scheduled its 2014 annual meeting of stockholders (the “Annual Meeting”) for June 17, 2014. The date of the Annual Meeting has changed by more than 30 days from the anniversary of the Company’s 2013 annual meeting of stockholders.

In accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended, the deadline for receipt of stockholder proposals for inclusion in the Company's proxy statement for the Annual Meeting pursuant to Rule 14a-8 remains set at March 4, 2014. In order for a proposal under Rule 14a-8 to be considered timely, it must be received by the Company at its principal executive offices located at 500 Linden Oaks, Rochester, New York 14625 (the “Executive Offices”) by March 4, 2014, and be directed to the attention of the Corporate Secretary.

The Company has set a new deadline of March 15, 2014, for receipt of stockholder proposals submitted outside the process of Rule 14a-8. In accordance with Rule 14a-5(f), in order for a stockholder proposal submitted outside the process of Rule 14a-8 to be considered timely, the proposal must be received by the Company at the Executive Offices by March 15, 2014, and be directed to the attention of the Corporate Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUALSCOPICS, INC.

Date: March 4, 2014	By:	/s/ James Groff
	Name:	James Groff
	Title:	Acting Chief Financial Officer